Friedman's
                          The Value Leader Since 1920
                171 Crossroads Parkway Savannah, Georgia 31422
                      PO Box 8025Savannah, Georgia 31412
                         (912) 233-9333 (800) 545-9033


For Immediate Release

Contact:
              Jane D'Arcy
              Trion Communications
              (401) 453-3100 ext. 104
              jdarcy@trioncom.com


     FRIEDMAN'S COMMENTS ON MISSING DECEMBER, 2004 MINIMUM SALES COVENANTS
                   AND DISCUSSIONS WITH LENDERS AND VENDORS

SAVANNAH, GA (January 4, 2005) - Friedman's Inc. (OTC non-BB: FRDM.PK), the Value Leader in fine jewelry retailing, today announced that delayed receipts of inventory shipments during the 2004 holiday season and the implementation of more prudent credit practices had a negative impact on its holiday season sales and contributed to the Company not meeting the December, 2004 minimum sales covenants in its credit facility. Friedman's is currently in discussions with its senior lenders regarding the amendment of its financial covenants under the credit facility and regarding the terms of other modifications to the credit facility. There can be no assurances of obtaining the amendment.

The Company also said that it has reached agreement with substantially all of the participating vendors to amend the terms of its secured trade credit program initiated on September 8, 2004. The amendment modifies the conditions vendors must meet for continued qualification under the program, including provisions relating to future shipments by participating vendors to support the Company's Valentine's Day sales plan. The amendment also revised the schedule of amortization payments to vendors under the program.

Mr. Sam Cusano, Friedman's CEO, said: "Delays in shipments and the implementation of more prudent credit practices have clearly had a negative effect on our holiday season, making it necessary for us to seek amendments to our secured trade credit program and to our credit facility. Friedman's appreciates the ongoing support of both our lenders and vendors as the Company works through the challenges and changes necessary to restore and rebuild Friedman's."

Additional details regarding the amendment to the trade credit program and any amendment to the credit facility will be released in Current Reports on Form 8-K to be filed with the SEC.

About Friedman's
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Founded in 1920, Friedman's Inc. is a leading specialty retailer based in Savannah, Georgia. The Company is the leading operator of fine jewelry stores located in power strip centers and regional malls. For more information, go to: www.friedmans.com.

Some of the statements included in this press release, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The Company undertakes no obligation to update or revise any such forward-looking statements. The forward-looking statements, the Company's liquidity, capital resources, and results of operations are subject to a number of risks and uncertainties, including but not limited to, the following: the ability of the Company to comply with the terms of its credit facility; potential adverse developments with respect to the Company's liquidity and/or results of operations; competitive pressures from other retailers; trends in the economy as a whole which may affect consumer confidence and consumer demand for the types of goods sold by the Company; the ability of the Company to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; potential adverse publicity; the ability of the company to achieve the cost savings and operational benefits projected from its planned store closings; the final results of the audit including the review of the calculation of our allowance for doubtful accounts; the results of the SEC and Justice Department investigations; the results of various litigation; the effect of the restatement on our credit facilities, including funding availability there under and our relationship with our lenders; the effect of the restatement on our future earnings, including any adjustments to previously announced earnings forecasts; and other risk factors identified from time to time in our SEC reports, including, but not limited to, the report on Form 10-K for the year ended September 28, 2002.

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